Exhibit 21.01

List of Subsidiaries

Subsidiary	Jurisdiction
Direct Alliance Corporation	USA - Arizona
Global One Insurance Company	USA - Arizona
Marketplace Agent, Inc.	USA - Arizona
TeleTech Customer Care Management (California), LLC	USA - California
Global One Colorado, Inc.	USA - Colorado
InCulture, LLC	USA - Colorado
OnDemand, LLC	USA - Colorado
TeleTech Automotive, LLC	USA - Colorado
TeleTech Customer Care Management (Colorado), LLC	USA - Colorado
TeleTech Government Solutions, LLC	USA - Colorado
TeleTech Loan Services, LLC	USA - Colorado
TeleTech Services Corporation	USA - Colorado
TeleTech Stockton, LLC	USA - Colorado
TeleTech@Home, Inc.	USA - Colorado
eLoyalty, LLC	USA - Colorado
TeleTech Transition Services, LLC	USA - Colorado
1To1 Marketing, LLC	USA - Delaware
Percepta Holding, Inc.	USA - Delaware
Percepta, LLC	USA - Delaware
Prodovis Mortgage, LLC	USA - Delaware
TeleTech Customer Care Management (New York), Inc.	USA - Delaware
TeleTech Financial Services Management, LLC	USA - Delaware
TeleTech International Holdings, Inc.	USA - Delaware
TeleTech South America Holdings, LLC	USA - Delaware
TeleTech Technology Enabled Solutions, Inc.	USA - Delaware
TeleTech Customer Care Management (West Virginia), Inc.	USA - West Virginia
Comlink S.A.	Argentina
TeleTech Argentina S.A.	Argentina
Peppers & Rogers Group Pty Limited CAN	Australia
Sevtoy Pty. Limited	Australia
TeleTech Financial Solutions Pty Ltd	Australia
TeleTech International Pty Ltd	Australia
Peppers & Rogers Group, SPRL	Belgium
Percepta Belgique-Belgie BVBA	Belgium
TeleTech Brasil Servicos Ltda.	Brazil
Percepta, ULC	Canada
TeleTech Canada Inc.	Canada
Percepta Enterprise Management Consulting (Shanghai) Co., Ltd.	China
TeleTech Customer Care Management Costa Rica, S.A.	Costa Rica
Percepta France	France
Peppers & Rogers Group GmbH	Germany
Percepta Deutschland GmbH	Germany
TeleTech Customer Care Management (Ghana) Limited	Ghana
Peppers and Rogers Group Asia Pacific Limited	Hong Kong
TeleTech (Hong Kong) Limited	Hong Kong
TeleTech Asia Limited	Hong Kong
TeleTech Customer Care Management (Ireland) Limited	Ireland
eLoyalty International Limited	Ireland
Percepta Italia S.R.L.	Italy
TeleTech Korea, Ltd.	Korea
Peppers & Rogers Group (Gulf) WLL	Kuwait
1to1 Marketing S.á.r.l.	Luxembourg
Peppers and Rogers Group S.á.r.l.	Luxembourg
TT Interaction Management Sdn. Bhd.	Malaysia
TTEC Malaysia Sdn. Bhd.	Malaysia
Servicios SSI Integrales, S. de R.L. de C.V.	Mexico
Servicios y Administraciones del Bajio, S. de R.L. de C.V.	Mexico
TeleTech Mexico, S.A. de C.V.	Mexico

Peppers & Rogers Group B.V.	Netherlands
Subsidiary	Jurisdiction
TeleTech Europe B.V.	Netherlands
TeleTech Offshore Investments B.V.	Netherlands
TeleTech Offshore Investments B.V. – Philippine Branch	Netherlands
TT International C.V.	Netherlands
TeleTech Philippines ROHQ	Netherlands
TeleTech International Holdings B.V.	Netherlands
TeleTech New Zealand	New Zealand
Finsource Inc.	Philippines
Percepta Philippines, Inc.	Philippines
TeleTech Customer Care Management Philippines, Inc.	Philippines
TeleTech Customer Management Pte Ltd	Singapore
Peppers and Rogers Group (Proprietary) Ltd.	South Africa
Percepta (South Africa) (Proprietary) Limited	South Africa
Percepta Spain S.L.	Spain
TeleTech Customer Services Spain CLM, S.L.U.	Spain
TeleTech Customer Services Spain S.L.	Spain
TeleTech Global Services Spain S.L.	Spain
TeleTech Spain At Home Services, SL	Spain
Peppers and Rogers Group Pazarlama Hizmetleri Ticaret A.S.	Turkey
Peppers and Rogers Group (Middle East) FZ-LLC	UAE
Peppers and Rogers Group Middle East FZ LLC (Lebanon Branch)	UAE
Marketing 1to1/Peppers and Rogers Group Limited	United Kingdom
Percepta UK Limited	United Kingdom
TeleTech UK Limited	United Kingdom
TeleTech Venezuela, C.A.	Venezuela